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                                                                    Exhibit 21.1

                  Subsidiaries of Women First HealthCare, Inc.

     Name                               Jurisdiction of Formation
     ----                               -------------------------

     As We Change, LLC                  Delaware
     Women First HealthCare Limited     United Kingdom